Exhibit 5.1

[BAKER & HOSTETLER LLP LETTERHEAD]

May 10, 2013

Primoris Services Corporation

2100 McKinney Avenue, Suite 1500

Dallas, Texas 75201

Re:  Primoris Services Corporation

Gentlemen:

We have acted as counsel for Primoris Services Corporation, a Delaware corporation (the “Company”), in connection with the registration by the Company of an aggregate of 2,526,275 shares (the “Shares”) of common stock, par value $0.0001 (the “Common Stock”) of the Company.   The shares consist of 2,526,275 Shares of Common Stock that were included in the Shares authorized for issuance under the Company’s 2013 Equity Incentive Plan.  The Shares are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on May 10, 2013 (the “Registration Statement”).  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus forming a part thereof, other than as expressly stated herein with respect to the issue of the Shares.

In acting as counsel to the Company, we have examined originals or copies, certified to our satisfaction, of such documents, corporate records and other instruments, as we have deemed necessary.  In addition, we have examined such books and records of the Company, as in our judgment, is necessary or appropriate to enable us to render the opinions expressed below.  In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the terms (including the exercise price and exercise period) are determined by the resolution of the Company’s Board of Directors, or a duly authorized committee thereof, in accordance with the 2013 Equity Incentive Plan, when the person or persons entitled to receive the Shares and the number of Shares to be issued to such person or persons pursuant to the options granted under the 2013 Equity Incentive Plan are determined by resolution of the Company’s Board of Directors, or a duly authorized committee thereof, and upon execution, issuance and delivery of certificates representing the Shares (and notation of such issuance in the stock transfer records of the Company) and receipt of payment for such Shares in the manner contemplated by the 2013 Equity Incentive Plan in an amount in cash or other legal consideration of not less than the aggregate par value for such Shares, and assuming the Company completes all other actions and proceedings required on its part to be taken prior to the issuance and delivery of the Shares pursuant to the terms of the 2013 Equity Incentive Plan , the issuance and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.

We are opining herein only as to the effect of the Delaware General Corporation Law, including the statutory provisions and all applicable provisions of the Delaware Constitution and the reported judicial cases interpreting those laws currently in effect, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.  We consent to your filing this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or the prospectus, within the meaning of the term “expert,” as used in Section 11 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Baker & Hostetler LLP

BAKER & HOSTETLER LLP